Independent Auditors' Consent

The Board of Directors
Citizens Utilities Company:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                             KPMG PEAT MARWICK



New York, New York
March 28, 1994